                                   EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE




                                                           THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                              SEPTEMBER 30,                            SEPTEMBER 30,
                                                        --------------------------               --------------------------
                                                           1994           1993                      1994           1993
                                                        -----------    -----------               -----------    -----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                                25,382,817     21,574,539                25,323,516     21,372,607

Average common share equivalents:
  Assumed exercise of options
    outstanding                                              133,145        203,678                   148,050        193,699
                                                        ------------   ------------              ------------   ------------
Primary average shares outstanding                        25,515,962     21,778,217                25,471,566     21,566,306
                                                        ============   ============              ============   ============

Earnings before accounting changes                      $     15,778   $     18,007              $     53,599   $     48,122
  Less:   Preferred stock dividends
          Series B                                               (88)           (88)                     (264)          (264)
          Series C                                              (447)          (447)                   (1,342)        (1,342)
          Series D                                              (123)          (123)                     (370)          (370)
          Series E                                            (1,554)        (1,554)                   (4,662)        (4,278)
                                                        ------------   ------------              ------------   ------------
Earnings before accounting changes
  applicable to common shares                           $     13,566   $     15,795              $     46,961   $     41,868
                                                        ============   ============              ============   ============

Net earnings                                            $     15,778   $     18,007              $     53,599   $     53,123
  Less:   Preferred stock dividends                           (2,212)        (2,212)                   (6,638)        (6,254)
                                                        ============   ============              ============   ============
Net earnings applicable to common shares                $     13,566   $     15,795              $     46,961   $     46,869
                                                        ============   ============              ============   ============
Primary Earnings Per Common Share:
  Earnings before accounting changes                            $.53           $.72                     $1.84          $1.94
  Net earnings                                                   .53            .72                      1.84           2.17

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE



                                                           THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                              SEPTEMBER 30,                            SEPTEMBER 30,
                                                        --------------------------               --------------------------
                                                           1994           1993                      1994           1993
                                                        -----------    -----------               -----------    -----------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                                25,382,817     21,574,539                25,323,516     21,372,607
Assumed conversion of options outstanding                    133,248        223,620                   150,694        217,866
Assumed conversion of preferred stock
  outstanding:
     Series B                                                339,768        339,768                   339,768        339,768
     Series D                                                253,655        253,655                   253,655        253,655
     Series E                                              3,884,902      3,884,902                 3,884,902      3,528,745
                                                        ------------   ------------              ------------   ------------
Fully diluted average shares outstanding                  29,994,390     26,276,484                29,952,535     25,712,641
                                                        ============   ============              ============   ============
Earnings before accounting changes                      $     15,778   $     18,007              $     53,599   $     48,122
Less:  Series C preferred stock dividends                       (447)          (447)                   (1,342)        (1,342)
                                                        ------------   ------------              ------------   ------------
Earnings before accounting changes
  applicable to common shares                           $     15,331   $     17,560              $     52,257   $     46,780
                                                        ============   ============              ============   ============

Net earnings                                            $     15,778   $     18,007              $     53,599   $     53,123
Less:  Series C preferred stock dividends                       (447)          (447)                   (1,342)        (1,342)
                                                        ------------   ------------              ------------   ------------
Net earnings applicable to common shares                $     15,331   $     17,560              $     52,257   $     51,781
                                                        ============   ============              ============   ============
Fully Diluted Earnings Per Common Share:
  Earnings before accounting changes                            $.51           $.67                     $1.74          $1.82
  Net earnings                                                   .51            .67                      1.74           2.01